Exhibit 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of the 10th day of September, 2004 (with an effective date determined in accordance with Section 9 below, the “First Amendment Effective Date”), by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the “Guarantor”), certain Subsidiaries of the Guarantor identified on the signature pages hereto, as borrowers (the “Borrowers” and collectively with the Guarantor, the “Loan Parties”), the Lenders referred to in the Credit Agreement defined below, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

Statement of Purpose

Pursuant to the Amended and Restated Credit Agreement dated as of October 22, 2002 and effective as of November 6, 2002 (as amended hereby and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrowers, the Guarantor, the Lenders and the Administrative Agent, the Lenders agreed to extend certain credit facilities to the Borrowers.

The Guarantor and the Borrowers have requested the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement more fully described below. Subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed to such amendments.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used and not defined in this Amendment shall have the meanings assigned thereto in the Credit Agreement.

SECTION 2. Amendments to Article I of the Credit Agreement. Article I is amended as follows:

(a) The definitions of “Calculation Date”, “Stage Two Effective Date”, and “Excess Cash Flow” are deleted from Section 1.1.

(b) The following new definitions are added to Section 1.1 in the appropriate alphabetical order:

“Excess Liquidity Amount” has the meaning set forth in Section 2.5(c)(v).

“First Amendment” means the First Amendment to the Credit Agreement executed by the Guarantor, the Borrowers and the Administrative Agent and dated as of September 10, 2004.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

SECTION 3. Amendments to Article II of the Credit Agreement. Article II of the Credit Agreement is amended as follows:

(a) The existing text of Section 2.5(b) is deleted in its entirety and the words “[Intentionally Deleted]” are substituted in lieu thereof.

(b) The date “November 6, 2006” is deleted from Section 2.6(a) and the date “September 10, 2007” is substituted in lieu thereof.

(c) The existing text of Section 2.5(c)(v) is deleted in its entirety and the following paragraph is substituted in lieu thereof:

“(v) Excess Liquidity. As of the first day of any calendar month occurring after the First Amendment Effective Date, on which the Parent and its Subsidiaries collectively have cash and cash equivalents in excess of $50,000,000 (excluding proceeds from the issuance of capital stock other than capital stock that constitutes “Redeemable Stock” under the Senior Notes) such excess amount, the “Excess Liquidity Amount”, an amount equal to the sum of:

(A) the lesser of (I) the Excess Liquidity Amount and (II) the amount of cash and cash equivalents held by the Loan Parties and their Subsidiaries, in each case less

(B) the amount of cash and cash equivalents held by the Loan Parties and their Subsidiaries necessary to comply with the provisions of Section 9.2.”

SECTION 4. Amendment to Article IV of the Credit Agreement. Article IV of the Credit Agreement is amended by deleting the existing text of Section 4.1(c) in its entirety and substituting the following paragraph in lieu thereof:

“(c) Applicable Margin. The applicable margin per annum provided for in Section 4.1(a) with respect to any Loan (the “Applicable Margin”) shall be (i) 2.75% for all Base Rate Loans and (ii) 3.75% for all LIBOR Rate Loans.”

SECTION 5. Amendments to Article IX of the Credit Agreement. Article IX of the Credit Agreement is deleted in its entirety and the following new Article IX is inserted in lieu thereof:

“ARTICLE IX

FINANCIAL COVENANTS

Upon the Closing Date and thereafter, until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Loan Parties and their Subsidiaries on a Consolidated basis will not:

SECTION 9.1 Maximum Leverage Ratio. As of each fiscal quarter end, permit the Leverage Ratio to exceed 1.00 to 1.00.

SECTION 9.2 Minimum Liquidity. Permit the aggregate amount of all unrestricted cash and cash equivalents of the Loan Parties, which such cash and cash equivalents are immediately available for the repayment of Obligations to be less than $2,000,000.”

SECTION 6. Amendment to Article X of the Credit Agreement. Article X of the Credit Agreement is amended as follows:

(a) By deleting the dollar amount “$2,000,000” from Section 10.1(d) and inserting the dollar amount “$7,500,000” in lieu thereof.

(b) By inserting the phrase “or an Affiliate of a Lender in either case at the time such Hedging Agreement is consummated” immediately following the phrase “any counterparty that is a Lender” in the proviso to Section 10.1(j).

(c) By deleting the existing text of Section 10.2(e) and by substituting the following text in lieu thereof:

“(e) Guaranty Obligations of the Loan Parties of (i) the CoBank Debt and (ii) the obligations of Valley Telephone Co., LLC, Interstate Telephone Company and Globe Telecommunications, Inc under certain leases existing as of the date hereof with Farm Credit Sevices Corporation; provided that (A) the terms and conditions (including, without limitation, the subordination provisions applicable thereto) of the CoBank Guaranty are satisfactory to the Administrative Agent and the Administrative Agent acknowledges that the CoBank Guaranty attached hereto as Exhibit K contains subordination provisions acceptable to it, and (B) no Default or Event of Default has occurred and is continuing.”

SECTION 7. Amendments to Article XIV of the Credit Agreement. Article XIV of the Credit Agreement is amended by deleting the notice information for Kennedy Covington Lobdell and Hickman, L.L.P. from Section 14.1(b) and inserting the following new notice information in lieu thereof:

“	Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, 47th Floor
Charlotte, North Carolina 228202
Attention: David L. Batty, Esq.
Email: dbatty@kennedycovington.com
Telephone No.: (704) 331-7537
Telecopy No.: (704) 353-3237 ”

SECTION 8. Amendments to Exhibits to Credit Agreement. Exhibit K to the Credit Agreement is hereby amended by deleting in its entirety the form of Co-Bank Guaranty currently attached as Exhibit K and by substituting the form of the Co-Bank Guaranty attached hereto as Schedule A in its place and stead.

SECTION 9. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

(a) Receipt by the Administrative Agent of a copy of this Amendment duly authorized, executed and delivered by each Loan Party, the Administrative Agent, each Lender party hereto and acknowledged by KNOLOGY of Georgia, Inc.

(b) Within fifteen (15) days following the date of this Amendment (the “CoBank Amendment Date”), the Administrative Agent shall have received a fully executed copy of an amendment to the terms of the CoBank Debt in form and substance acceptable to the Administrative Agent (the “CoBank Amendment”). This Amendment shall be deemed automatically void and of no force and effect if the Administrative Agent shall have failed to receive the CoBank Amendment on or before the CoBank Amendment Date.

(c) To the extent requested by the Administrative Agent, duly authorized and executed Deposit Account Control Agreements for (i) any new deposit accounts established by any Loan Party following the date of the Credit Agreement, and (ii) for those deposit accounts where the depositary bank is the Administrative Agent, whether established before or after the date of the Credit Agreement.

(d) Receipt by the Administrative Agent of payment in full of all outstanding fees and expenses of the Administrative Agent and Wachovia Capital Markets, LLC (“Wachovia Securities”), including, without limitation, those described in the Commitment Documents (hereafter defined) and in Section 12 of this Amendment.

SECTION 10. Effect of Amendment. Except as expressly waived, amended, or otherwise modified hereby, the Credit Agreement and each of the Loan Documents shall be and remain in full force and effect. This Amendment is specific and limited and shall not constitute any further amendment of the Credit Agreement or any modification, acceptance or waiver of any other provision of or default under the Credit Agreement or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein. The execution and delivery of this Amendment shall not constitute an agreement by the Administrative Agent or any Lender to enter into any other amendment, restatement, waiver or other modification with regard to the Credit Agreement or any Loan Document.

SECTION 11. Representations and Warranties/No Default. By their execution hereof, the Borrowers and the Guarantor hereby certify that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) and that as of the date hereof no Default or Event of Default has occurred and is continuing.

SECTION 12. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

SECTION 13. Confirmation of Guaranty; Confirmation of all Loan Documents. The Guarantor hereby acknowledges and consents to the terms of this Amendment and confirms that its obligations under the Guaranty shall remain in full force and effect.

SECTION 14. Commitment Documents. Effective as of the date of this Amendment, the obligations of the Administrative Agent under the Commitment for Arrangement of Senior Credit Facility and the Term Sheet attached thereto and the Senior Credit Facility Fee Letter both dated as of August 5, 2004 by and among the Guarantor, the Borrowers, the Administrative Agent and Wachovia Securities (collectively, the “Commitment Documents”) shall be deemed to be fulfilled and the Administrative Agent and Wachovia Securities and shall have no further obligation or liability thereunder.

SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

SECTION 16. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

KNOLOGY OF COLUMBUS, INC.,
KNOLOGY OF MONTGOMERY, INC., KNOLOGY OF PANAMA CITY, INC., KNOLOGY OF AUGUSTA, INC.,
KNOLOGY OF CHARLESTON, INC.,
KNOLOGY OF SOUTH CAROLINA, INC.,
KNOLOGY OF ALABAMA, INC.,
KNOLOGY OF FLORIDA, INC.,
KNOLOGY OF HUNTSVILLE, INC.

KNOLOGY OF TENNESSEE, as
Borrowers

By: /s/ Rodger L. Johnson

Name: Rodger L. Johnson Title: President and Chief Executive Officer

KNOLOGY BROADBAND, INC., (formerly known as KNOLOGY Holdings, Inc.) as Guarantor

By: /s/ Rodger L. Johnson

Name: Rodger L. Johnson Title: President and Chief Executive Officer

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The undersigned hereby executes this Agreement solely to acknowledge and agree to be bound by the provisions hereof but in no way by becoming a signatory hereto shall the undersigned become obligated for the repayment of the Loans, Obligations or the payment of any other sum referred to Credit Agreement or incur any liability as a Borrower or Guarantor thereunder or have any Obligation to pledge any of its assets pursuant to the Loan Documents. Notwithstanding the foregoing, the parties hereto agree that the occurrence of any event with regard to Knology of Georgia, Inc. that would constitute a Default or Event of Default if such event occurred with respect to any other Loan Party shall constitute a Default or Event of Default, if applicable.

KNOLOGY OF GEORGIA, INC.

By: /s/ Rodger L. Johnson

Name: Rodger L. Johnson Title: President and Chief Executive Officer

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WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By: /s/ Franklin M. Wessinger

Name: Franklin M. Wessinger

Title: Managing Director

[First Amendment]